Exhibit 21.1

SUBSIDIARIES OF ZHONGPIN INC.

Name	Place of Incorporation

Falcon Link Investment Limited	British Virgin Islands
Henan Zhongpin Food Co., Ltd.	People’s Republic of China
Henan Zhongpin Food Share Co., Ltd.	People’s Republic of China
Zhumadian Zhongpin Food Co., Ltd.	People’s Republic of China
Henan Zhongpin Import and Export Trading Co., Ltd.	People’s Republic of China
Anyang Zhongpin Food Co., Ltd.	People’s Republic of China
Deyang Zhongpin Food Co., Ltd.	People’s Republic of China
Henan Zhongpin Fresh Food Logistics Co., Ltd.	People’s Republic of China
Henan Zhongpin Business Development Co., Ltd.	People’s Republic of China
Luoyang Zhongpin Food Co., Ltd.	People’s Republic of China
Yongcheng Zhongpin Food Co., Ltd.	People’s Republic of China
Tianjin Zhongpin Food Co., Ltd.	People’s Republic of China
Jilin Zhongpin Food Co., Ltd.	People’s Republic of China
Henan Zhongpin Agriculture and Animal Husbandry Industry Development Co., Ltd.	People’s Republic of China
Taizhou Zhongpin Food Co., Ltd.	People’s Republic of China
Changchun Zhongpin Food Company Limited Co., Ltd.	People’s Republic of China
Kunshan Zhongpin Cold Chain Logistics Co., Ltd.	People’s Republic of China
Henan Zhongpin Xinda Agriculture and Animal Husbandry Co., Ltd.	People’s Republic of China
Tangshan Zhongpin Food Co., Ltd.	People’s Republic of China

Ex. 21.1